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                                                                 EXHIBIT 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-00514 and 33-80577) of our report dated June 14, 1996 with respect to the statements of assets acquired of the iRMX/Multibus Operation of Intel Corporation as of December 30, 1995 and December 31, 1994, and the related statements of net revenues and direct expenses for the three years in the period ended December 30, 1995 included in the Current Report on Form 8K/A dated July 1, 1996.

                                                             ERNST & YOUNG LLP

San Jose, California
June 27, 1996